PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 3, 2003)          REGISTRATION NO. 333-31226



                          [BROADBAND HOLDRS (SM) LOGO]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:



                                                                            Share        Primary
             Name of Company                                 Ticker        Amounts    Trading Market
---------------------------------------------------         --------     ----------  ----------------

  Agere Systems, Inc. Class A                                 AGRA         .312604        NYSE
  Agere Systems, Inc. Class B                                 AGRB        7.672327        NYSE
  Applied Micro Circuits Corporation                          AMCC            2          NASDAQ
  Broadcom Corporation                                        BRCM            2          NASDAQ
  Ciena Corporation                                           CIEN            2          NASDAQ
  Comverse Technology, Inc.                                   CMVT            2          NASDAQ
  Conexant Systems, Inc.                                      CNXT            2          NASDAQ
  Copper Mountain Networks, Inc.                              CMTN           0.1         NASDAQ
  Corning, Inc.                                               GLW             9           NYSE
  JDS Uniphase Corporation                                    JDSU          11.8         NASDAQ
  Lucent Technologies, Inc.                                    LU            29           NYSE
  Motorola, Inc.                                              MOT            18           NYSE
  Mindspeed Technologies                                      MSPD         0.6667        NASDAQ
  Nortel Networks Corporation                                  NT            28           NYSE
  PMC-Sierra, Inc.                                            PMCS            1          NASDAQ
  Qualcomm Incorporated                                       QCOM            8          NASDAQ
  RF Micro Devices, Inc.                                      RFMD            2          NASDAQ
  Scientific-Atlanta, Inc.                                    SFA             2           NYSE
  Skyworks Solutions, Inc.                                    SWKS          0.702        NASDAQ
  Sycamore Networks, Inc.                                     SCMR            3          NASDAQ
  Tellabs, Inc.                                               TLAB            4          NASDAQ
  Terayon Communications Systems, Inc.                        TERN            2          NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.